Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ocugen, Inc. Inducement Stock Option and Restricted Stock Unit Awards (March 2022 – September 2022) of our report dated February 28, 2023, with respect to the consolidated financial statements of Ocugen, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

February 28, 2023